As filed with the Securities and Exchange Commission on June 11, 2008

Registration No. 333-124581

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2801 Post Oak Boulevard, Suite 600 Houston, Texas 77056 (713) 960-9111	76-0346924
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Stephen Wallace, Esq.

Vice President, General Counsel and Corporate Secretary

Westlake Chemical Corporation

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

(713) 960-9111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Timothy S. Taylor, Esq.

Jason A. Rocha, Esq.

Baker Botts L.L.P.

910 Louisiana Street

One Shell Plaza

Houston, Texas 77002-4995

(713) 229-1234

Exact Name of Additional Registrants	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
Geismar Holdings, Inc.	Delaware	33-1036002
GVGP, Inc.	Delaware	71-0921650
North American Bristol Corporation	Delaware	76-0669252
North American Pipe Corporation	Delaware	76-0370735
Van Buren Pipe Corporation	Delaware	76-0441452
Westech Building Products, Inc.	Delaware	76-0498816
Westech Profiles Limited (successor to North American Profiles, Inc.)	Delaware	76-0636880
Westlake Chemical Investments, Inc.	Delaware	76-0664309
Westlake Development Corporation	Delaware	76-0666307

Exact Name of Additional Registrants	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
Westlake Longview Corporation (successor to Westlake NG II Corporation)	Delaware	61-1496835
Westlake Management Services, Inc.	Delaware	76-0321065
Westlake NG I Corporation	Delaware	30-0343980
Westlake Olefins Corporation (successor to Westlake Chemical Holdings, Inc. and Westlake Chemical Manufacturing, Inc.)	Delaware	52-1629821
Westlake Petrochemicals LLC	Delaware	76-0553330
Westlake Polymers LLC	Delaware	76-0144230
Westlake PVC Corporation	Delaware	76-0346192
Westlake Resources Corporation	Delaware	76-0321064
Westlake Styrene LLC	Delaware	76-0294926
Westlake Supply and Trading Company (successor to Westlake International Corporation)	Delaware	76-0377613
Westlake Vinyl Corporation	Delaware	76-0414632
Westlake Vinyls Company LP	Delaware	06-1641487
Westlake Vinyls, Inc.	Delaware	76-0542667
WPT LLC	Delaware	76-0469048

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

On December 19, 2005, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3, SEC File No. 333-124581 (the “Previous Registration Statement”), filed by Westlake Chemical Corporation (“Westlake”) and the additional registrants named herein (collectively, the “Registrants”). On April 22, 2008, the Commission declared effective the Registration Statement on Form S-3, SEC File No. 333-150206 (the “Current Registration Statement”) filed by Westlake Chemical Corporation and certain additional registrants named therein. As a result, the Registrants have determined that they no longer need to maintain the effectiveness of the Previous Registration Statement.

The Registrants are filing this Post-Effective Amendment No. 2 to the Previous Registration Statement to terminate the effectiveness of the Previous Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 2, the amount of unsold securities under the Previous Registration Statement, which includes $500,000,000 aggregate initial offering price of securities of the Registrants and 4,500,000 shares of common stock of Westlake beneficially owned by TTWF LP, Westlake’s principal stockholder. The Previous Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 11th day of June, 2008.

WESTLAKE CHEMICAL CORPORATION

WESTLAKE VINYLS COMPANY LP, BY GVGP, INC., ITS GENERAL PARTNER

GVGP, INC.

NORTH AMERICAN BRISTOL CORPORATION

WESTLAKE CHEMICAL INVESTMENTS, INC.

WESTLAKE LONGVIEW CORPORATION

WESTLAKE MANAGEMENT SERVICES, INC.

WESTLAKE NG I CORPORATION

WESTLAKE OLEFINS CORPORATION

WESTLAKE PETROCHEMICALS LLC

WESTLAKE POLYMERS LLC

WESTLAKE PVC CORPORATION

WESTLAKE RESOURCES CORPORATION

WESTLAKE STYRENE LLC

WESTLAKE SUPPLY AND TRADING COMPANY

WESTLAKE VINYL CORPORATION

WESTLAKE VINYLS, INC.

WPT LLC

By:	/s/ Albert Chao
Name: Albert Chao Title: President

GEISMAR HOLDINGS, INC. WESTLAKE DEVELOPMENT CORPORATION

By:	/s/ R. Michael Looney
Name: R. Michael Looney Title: President

NORTH AMERICAN PIPE CORPORATION WESTECH PROFILES LIMITED VAN BUREN PIPE CORPORATION WESTECH BUILDING PRODUCTS, INC.

By:	/s/ Wayne D. Morse
Name: Wayne D. Morse Title: President

WESTLAKE CHEMICAL CORPORATION

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 11th day of June, 2008.

Signature	Title

/s/ Albert Chao Albert Chao	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ M. Steven Bender M. Steven Bender	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ George J. Mangieri George J. Mangieri	Vice President, Chief Accounting Officer (Principal Accounting Officer)

* James Chao	Chairman of the Board of Directors

* Robert T. Blakely	Director

* Dorothy C. Jenkins	Director

* Max L. Lukens	Director

E. William Barnett	Director

H. John Riley, Jr.	Director

*By:	/s/ Albert Chao
Albert Chao Attorney-in-Fact

GEISMAR HOLDINGS, INC. WESTLAKE DEVELOPMENT CORPORATION

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 11th day of June, 2008.

Signature	Title

* R. Michael Looney	President and Director

* Harold F. Kalbach, Jr.	Director

*By:	/s/ Albert Chao
Albert Chao Attorney-in-Fact

WESTLAKE VINYLS COMPANY LP, BY GVGP, INC., ITS GENERAL PARTNER,

GVGP, INC.

NORTH AMERICAN BRISTOL CORPORATION

WESTLAKE CHEMICAL INVESTMENTS, INC.

WESTLAKE LONGVIEW CORPORATION

WESTLAKE MANAGEMENT SERVICES, INC.

WESTLAKE NG I CORPORATION

WESTLAKE OLEFINS CORPORATION

WESTLAKE PETROCHEMICALS LLC

WESTLAKE POLYMERS LLC

WESTLAKE PVC CORPORATION

WESTLAKE RESOURCES CORPORATION

WESTLAKE STYRENE LLC

WESTLAKE SUPPLY AND TRADING COMPANY

WESTLAKE VINYL CORPORATION

WESTLAKE VINYLS, INC.

WPT LLC

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 11th day of June, 2008.

Signature	Title

/s/ Albert Chao Albert Chao	President and Director

NORTH AMERICAN PIPE CORPORATION

WESTECH PROFILES LIMITED

WESTECH BUILDING PRODUCTS, INC.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 11th day of June, 2008.

Signature	Title

* Wayne D. Morse	President

/s/ Albert Chao Albert Chao	Director

*By:	/s/ Albert Chao
Albert Chao Attorney-in-Fact

VAN BUREN PIPE CORPORATION

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 11th day of June, 2008.

Signature	Title

* Wayne D. Morse	President and Director

*By:	/s/ Albert Chao
Albert Chao Attorney-in-Fact

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